UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2010
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3260 Whipple Road Union City, California	94587
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Determination of 2009 Cash Bonuses for Executive Officers
On February 26, 2010, the Board of Directors (the “Board”) of Questcor Pharmaceuticals, Inc. (the “Company”) approved the 2009 cash bonuses for the Company’s executive officers. The Board determined the 2009 cash bonuses based on its interpretation of each executive officer’s level of satisfaction of the management performance objectives established and tailored for such executive officer by the Compensation Committee for the Company’s 2009 fiscal year. The Board also considered additional subjective and objective criteria in determining each executive officer’s bonus. The table below sets forth the cash bonuses for the following executive officers:

		2009 Cash
Name	Title	Bonus

Don M. Bailey	President and Chief Executive Officer	$301,665

Stephen L. Cartt	Executive Vice President and Chief Business Officer	$170,170

David J. Medeiros	Senior Vice President, Pharmaceutical Operations	$129,285

Gary M. Sawka	Senior Vice President, Finance and Chief Financial Officer	$99,450

David Young, Pharm.D., Ph.D.	Chief Scientific Officer	N/A	(1)

Jason Zielonka, M.D.	Chief Medical Officer	N/A	(2)

(1)	Dr. Young commenced employment with the Company on October 30, 2009.

(2)	Dr. Zielonka commenced employment with the Company on February 16, 2010.
Determination of 2010 Cash Bonus Target Levels for Executive Officers
On February 26, 2010, the Board approved the 2010 cash bonus target levels for the Company’s executive officers. The actual amount of cash bonuses that may be awarded remains subject to the discretion of the Board. The table below sets forth the 2010 target bonus percentages for the following executive officers:

		2010
		Bonus
Name	Title	Target(1)

Don M. Bailey	President and Chief Executive Officer	65%

Stephen L. Cartt	Executive Vice President and Chief Business Officer	55%

David J. Medeiros	Senior Vice President, Pharmaceutical Operations	45%

Gary M. Sawka	Senior Vice President, Finance and Chief Financial Officer	45%

David Young, Pharm.D., Ph.D.	Chief Scientific Officer	60%

Jason Zielonka, M.D.	Chief Medical Officer	45%

(1)	Targets are expressed as a percentage of the officer’s 2010 base salary.
Grant of Stock Option to Executive Officer
On February 26, 2010, the Board granted to Jason Zielonka, M.D., the Company’s recently appointed Chief Medical Officer, an option to purchase 130,000 shares of common stock of the Company at an exercise price of $4.68 per share, the Company’s closing stock price on the grant date. The options vest monthly over 48 months from February 16, 2010, the date which Dr. Zielonka commenced employment subject to a one year cliff, whereby no options vest until the first anniversary of his start date. The options expire ten years following the date of the grant. The vesting of the option is subject to potential acceleration in the event of a change in control of the Company, pursuant to the terms of Dr. Zielonka’s Severance Agreement.

SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2010	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ Gary M. Sawka
Gary M. Sawka
Senior Vice President, Finance, and Chief Financial Officer